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     [LETTERHEAD FOR NAIL MCKINNEY PROFESSIONAL ASSOCIATION APPEARS HERE]


                                                                    EXHIBIT 23.2

Pontotoc BancShares Corp.
P.O. Box 29
Pontotoc, Mississippi 38863


                                                                   July 23, 1997

We consent to the use of the audited financial statements for the years ended December 31, 1996 and 1995, the compiled financial statements for the quarters ended March 31, 1997 and 1996, and the pro forma financial statements for the year ended December 31, 1996 together with our reports thereon in Amendment No. 3 to the registration statement on Form S-4 of Pontotoc BancShares Corp.


Very truly yours,

/s/ JAMES RAY DAVIS, JR.

James Ray Davis, Jr.
Certified Public Accountant